EXHIBIT 4.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                   PRODUCTION SYSTEMS ACQUISITION CORPORATION

           Pursuant to the General Corporation Law of the State of Delaware ("GCL"), it is hereby certified that:

            1. The present name of the corporation (hereinafter called the "corporation") is Production Systems Acquisition Corporation, which is the name under which the corporation was incorporated. The date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware was June 25, 1993. The Certificate of Incorporation was amended on March 24, 1994.

            2. The amended certificate of incorporation of the corporation is hereby further amended by deleting Article FIRST and in its stead substituting the following:

              "FIRST: The name of the corporation is Productivity Technologies Corp."

            3. The amended certificate of incorporation of the corporation is hereby further amended by adding the following:

              "TENTH: The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three. If a fraction is also contained in such quotient and if such fraction is one-third (1/3), the extra director shall be a member of Class III, If the fraction is two-thirds (2/3), one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected: provided however, those directors elected to be the initial directors of Class I shall serve for a term ending on the date of the annual meeting in 1997 and those directors elected to be the initial directors of Class II shall serve for a term ending on the date of the annual meeting in 1998.

              In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director in the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible bring the number of directors in the respective classes into conformity with the formula in this ARTICLE TENTH, as applied to the new authorized number of directors.




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              Notwithstanding  any of the  foregoing  provisions of this ARTICLE
           TENTH, each director shall serve until his or her successor is elected and has qualified or until his or her death, retirement, resignation or removal. No director may be removed during his or her term except for cause. Should a vacancy occur or be created, the remaining directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created."

           4. Except as otherwise amended hereby, the provisions of the amended certificate of incorporation of the corporation are in full force and effect.

           5. The amendment to the amended certificate of incorporation herein certified has been duly adopted by the directors and stockholders of the corporation by the vote prescribed by Section 242 of the GCL and shall become effective on the date of the filing of this certificate.


Signed on May 21, 1996                               /s/ Samuel N. Seidman
                                                 Samuel N. Seidman, President


ATTEST:


 /s/ Jesse A. Levine
Jesse A. Levine, Secretary



STATE OF NEW YORK  )
                       )ss:
COUNTY OF NEW YORK )


           BE IT REMEMBERED that, on May 21, 1996, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Samuel
N. Seidman, President, and Jesse A. Levine, Secretary of Production Systems Acquisition Corporation, who duly signed the foregoing instrument before me and acknowledged that such signing is their act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated herein are true.

           Given under my hand on May 21, 1996.


                                             /s/ Noah Scooler
                                                Notary Public